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                       Rule 424(b)(2)
                       File Numbers:  333-2297 and 33-54049

Pricing Supplement Number:  128                Dated:       10/30/96

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                   Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                  21869EFK6

Principal Amount:                       36,000,000.00

Settlement Date:                        11/01/96

Base Rate:                              LIBOR (TELERATE PG. 3750)

Index Maturity:                         1 MONTH LIBOR

Initial Interest Rate:                  5.425% (5.375% TELERATE PG. 3750
                                        10/30/96)

Spread or Spread Multiplier,
 if applicable:                         PLUS 5 BPS.

Interest Rate Reset Dates:              THIRD WEDNESDAY OF EACH MONTH

Interest Payment Dates:                 THIRD WEDNESDAY OF EACH MONTH

First Coupon:                           11/20/96

Day Count:                              ACTUAL/360

Stated Maturity Date:                   09/01/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage
 Reduction, if any:

Optional Repayment Dates, if any: